Exhibit 10.2

WAIVER AND RELEASE

This WAIVER AND RELEASE (this “Waiver”) is made and entered into as of July 17, 2020, by and between LM Capital Solutions, LLC, a New York limited liability company (the “Buyer”), AZOKKB, LLC (formerly known as LuxeMark Capital LLC), a New York limited liability company (the “Seller”), Kamil Blaszczak (“Blaszczak”), Oskar Kowalski (“Kowalski”) and Avraham Zeines (“Zeines” and, collectively with Blaszczak and Kowalski, the “Seller Principals”). Capitalized terms used but not defined in this Waiver shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement by and between the Buyer, the Seller and the Seller Principals, dated February 13, 2019 (the “Agreement”).

WHEREAS, the Seller Principals own all of the issued and outstanding equity interests of the Seller.

WHEREAS, pursuant to the Agreement, the Seller has the potential to earn a Performance Based Earn-Out for each of the years ending in December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022, up to a maximum aggregate amount of $4,000,000 (the “Potential Earn-Out Payments”).

WHEREAS, in connection with the transactions contemplated by that certain Assignment and Assumption Agreement dated as of even date herewith by and between the Buyer and the Seller (the “A&A Agreement”), the Seller has agreed to terminate the earnout construct contemplated by the Agreement, which it intends to effect through a waiver of all of Seller’s and the Seller Principals’ respective rights to the Potential Earn-Out Payments and the termination and release of the Buyer’s obligations and the obligations of any person or entity that directly or through one or more intermediaries controls or is controlled by or is under common control with or any person or entity who is a member, manager, officer or principal of (the “Affiliates”) the Buyer to pay any amounts in respect of the Potential Earn-Out Payments, it being to the mutual benefit of all to do so.

WHEREAS, the Buyer, the Seller and the Seller Principals (as indirect beneficiaries of the Agreement and Potential Earn-Out Payments through their ownership of the Seller) desire, as a condition to entering into the A&A Agreement and consummating the transactions contemplated thereby, to amend the Agreement to terminate and waive the Buyer’s (and any of its Affiliates’) obligations to pay any amounts in respect of the Potential Earn-Out Payments and all rights of the Seller, any of the Seller Principals or any of their respective Affiliates to the Potential Earn-Out Payments, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, including without limitation the entry into and the consummation of the transactions contemplated by the A&A Agreement, the receipt and sufficiency of which are hereby conclusively acknowledged, the Buyer, the Seller and the Seller Principals hereby agree as follows:

1.	The Seller and the Seller Principals, for and on behalf of themselves, their respective Affiliates and their respective assigns, hereby knowingly and irrevocably (i) waive and forfeit all right, title and interest in and expectation to, and (ii) release and forever discharge the Buyer and all of its Affiliates and assigns from all claims, obligations and other liabilities with respect to, in the case of each of (i) and (ii), any amounts payable by the Buyer to the Seller or its Affiliates or assigns contemplated by Section 1.4(d) of the Agreement, including without limitation in respect of the Performance Based Earn-Out. Accordingly, the Seller, the Seller Principals and the Buyer agree that the Buyer shall have no obligation and the Seller and the Seller Principals shall have no rights to any payment of a Performance Based Earn-Out under the Agreement, including for such periods that have occurred prior to the date hereof, and the Seller and the Seller Principals, for and on behalf of themselves, their respective Affiliates and their respective assigns, hereby covenant and agree not to bring any claim, suit, dispute or other proceeding against the Buyer, any of its Affiliates or any of their respective assigns in connection with or relating to any payments payable by the Buyer to the Seller or its Affiliates or assigns contemplated by Section 1.4(d) of the Agreement, including without limitation in respect of the Performance Based Earn-Out.

2.	The Agreement, together with all exhibits referenced therein, and this Waiver together constitute the entire agreements between the Company, the Seller and the Seller Principals with respect to the transactions, rights, obligations, liabilities and agreements contemplated thereby. All terms, conditions and obligations of the Agreement other than those waived hereby remain in effect and shall be valid and enforceable. To the extent this Waiver is inconsistent with any provisions in the Agreement, this Waiver shall control.

3.	The validity, performance, construction and effect of this Waiver shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

4.	This Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Waiver as of the date first written above.

AZOKKB, LLC

By /s/ Avraham Zeines
Name: Avraham Zeines
Title: Member

/s/ Avraham Zeines
Avraham Zeines

/s/ Oskar Kowalski
Oskar Kowalski

/s/ Kamil Blaszczak
Kamil Blaszczak

LM CAPITAL SOLUTIONS, LLC

By /s/ Igor Volshteyn
Name: Igor Volshteyn
Title: President

[Signature Page to Waiver and Release]